EXHIBIT 99.3



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


JOHN TRAMONTANA, PHILIPE J. H.
ROHRER, BERNARD KRAMER, MASSIMO         :
PEDRANI and DECLAN SERVICE,             :
                                        :
                   Plaintiffs,          :
                                        :
                       vs.              :
                                        :      C.A. No. 19293NC
CYNTHIA R. MAY, and BIGMAR, INC.,       :
                                        :
                   Defendants.          :
                                        :
                                        :




                                AMENDED COMPLAINT
                                -----------------

                              NATURE OF THE ACTION
                              --------------------

         1. This is an action for a declaratory judgment and for the entry of an Order pursuant to Section 225 of the Delaware General Corporation Law ("DGCL") confirming that plaintiffs, John Tramontana, Philipe J.H. Rohrer, Bernard Kramer and Massimo Pedrani, remain duly elected directors of defendant Bigmar, Inc. ("Bigmar" or the "Company") and confirming that defendant Cynthia R. May was terminated as the President and Secretary of Bigmar.

                                     PARTIES
                                     -------

         2. Bigmar is a public company, is organized and existing under the laws of the State of Delaware and maintains its principal place of business at Johnstown, Ohio. Bigmar is named as a defendant for purposes of granting complete relief to all parties.

         3. Plaintiff, John Tramontana, is the duly-elected Chairman of the Board of Directors of Bigmar, its Chief Executive Officer and acting Secretary, and owns 900,000 shares, or approximately 9%, of the issued and outstanding common stock of Bigmar.

         4. Plaintiff, Philipe J.H. Rohrer, is the Treasurer of Bigmar and Chief Financial Officer of certain of its subsidiaries and has been a member of the Board of Directors of Bigmar since June, 1998.

         5. Plaintiff, Bernard Kramer, is the Vice-President of Marketing of Bigmar and a member of the Board of Directors since 1996.

         6. Plaintiff, Massimo Pedrani, is the Vice-President of Research and Development of Bigmar and a member of the Board of Directors since June, 1998.

         7. Plaintiff, Declan Service, is a member of the Board of Directors of Bigmar.

         8. Defendant, Cynthia May, was, until November 16, 2001, the President and Secretary of Bigmar and is a director of Bigmar.

                               FACTUAL BACKGROUND
                               ------------------

         9. Mr. Tramontana founded Bigmar in 1995 together with Attilio Melera and several other individuals (the "Melera Group") for the purpose of entering the pharmaceuticals business. Mr. Tramontana made an initial capital contribution of approximately One Million, Five Hundred Thousand Dollars ($1,500,000) to Bigmar and received fifty percent (50%) of the common stock Bigmar initially issued.

         10. Mr. Tramontana was appointed Bigmar's initial Chairman of the Board, President, and Chief Executive Officer.

         11. Mr. Tramontana devoted all of his professional efforts to developing Bigmar's business and, as a result of these efforts, Bigmar prospered and made a successful public offering of forty percent of its issued and outstanding shares of common stock after consummating a reverse merger with a publicly held shell. At the present time, Bigmar owns one hundred percent (100%) of two Swiss operating companies, Bioren, S.A. ("Bioren") and Bigmar Pharmaceuticals, S.A. ("Pharmaceuticals"), and one hundred percent (100%) of a Delaware operating company, Bigmar Therapeutics, Inc. ("Therapeutics"), through which it manufactures and distributes generic oncology pharmaceuticals.

         12. Over the years, Bigmar required financing to fund expansion, research and development and working capital needs. Bigmar established a banking relationship with Banca del Gottardo ("Banca"), a banking institution organized and existing under the laws of Switzerland, which entered into various financing transactions with Bigmar. Bigmar has had a long term and stable banking relationship with Banca.

         13. Banca provided financing to Bigmar in reliance upon Mr. Tramontana's experience in the pharmaceutical industry and because of its confidence in Mr. Tramontana's ability to operate the Company successfully.

         14. In 1999, Banca loaned Four Million Swiss Francs to Bigmar for which Bigmar issued convertible debt. Pursuant to the Note Purchase, Paying and Conversion Agency Agreement with Banca, the Bank, at its option, could appoint two members of Banca's choice to Bigmar's Board of Directors.

         15. On or about February 27, 2001, Bigmar entered into a restructuring transaction with Banca pursuant to which it issued to Banca 7,000 shares of Series B preferred stock and a warrant for the purchase of 1,400,000 shares of the Company's common stock for $2.00 per share for a total of Seven Million Dollars.

         16. Banca has also made equity investments in Bigmar on behalf of its customers who hold Bigmar voting, common stock.

         17. In January and March of 2000, Mr. Tramontana loaned a total of One Million Seven Hundred Thousand Swiss Francs to Bigmar in return for a promissory note in that amount due December 31, 2000. Despite requests for payment by Mr. Tramontana, no payment has been made by the Company, and no resolution has been reached in negotiations between the parties regarding satisfaction of this note.

         18. In approximately 1996, Mr. Tramontana became involved in negotiations with the Melera Group to purchase their interests in Bigmar.

         19. During this time period, Ms. May became interested in Bigmar, undoubtedly as a result of its success, and sought to invest and become actively involved in the Company.

         20. Ms. May ultimately persuaded Mr. Tramontana to include her in the purchase of the Malera Group's interest in Bigmar. Mr. Tramontana and Ms. May ultimately purchased these shares through Jericho II, L.L.P. ("Jericho"), a limited liability corporation organized and existing under the laws of the State of Michigan, which acquired approximately one million, two hundred thousand shares (1,200,000) of the common stock of Bigmar in this transaction.

         21. Ms. May induced Mr. Tramontana to permit her personal lawyer, Philip J. Stahle, to form Jericho and to represent both of them in preparing any necessary agreements with respect to Jericho. Mr. Stable undertook this representation even though it constituted a clear conflict of interest. Although Mr. Tramontana and Ms. May were each issued a fifty percent ownership interest in Jericho, Mr. Tramontana was not adequately apprised of any of the other terms upon which Jericho was formed.

         22. Thereafter, in exchange for a Six Million Dollar capital contribution, Bigmar issued another three million, six hundred ninety-two thousand, three hundred and eight (3,692,308) shares of common stock to Jericho. Mr. Tramontana and Ms. May obtained a bank loan to fund the capital contributed to Bigmar which they each personally guaranteed.

         23. After this investment, at Ms. May's insistence, Bigmar engaged Robert Moya, a close friend of Ms. May's family, who represents several of her family's interests, to serve as Company counsel.

         24. Ms. May and Mr. Moya pressured Mr. Tramontana to involve her in the management of Bigmar, claiming that she could be of invaluable assistance to the Company and that Mr. Tramontana should not serve multiple positions in management. Mr. Tramontana agreed to resign as President and appoint Ms. May to replace him. The Board accepted this recommendation and appointed Ms. May to these positions. Mr. Tramontana remained as the Chairman of the Board and as the Chief Executive Officer of the Company and continued to participate actively in the management of the Company's business operations.

         25. Ms. May promptly also procured a lucrative consulting contract for her father, Harold Baldauf. Upon information and belief, even though he has not provided any services to the Company, Mr. Baldauf has been paid substantial sums under this contract.

         26. Further, in August, 2001, at Ms. May' request, the size of the Board of Directors was expanded and, in response to her nomination, John S. Hodgson, Timothy K. Carroll and Kevin Ryan, as well as plaintiff Declan Service, were named as directors.

         27. Since being appointed to management, Ms. May has acted erratically and imprudently, pursuing ill-advised ventures, nearly scuttling a very favorable distributor agreement with Baxter AG and submitting, on at least three separate occasions, written resignations after management rejected one of her irrational proposals, only thereafter to rescind her resignation.

         28. Most egregiously, in the last few months, Ms. May began unilateral negotiations with Fusion Capital II, L.L.C. ("Fusion"), a joint venture fund, of a transaction with an ultimate goal, upon information and belief, of providing Fusion with a foothold to surreptitiously take over the Company on terms disadvantageous to Bigmar and its voting shareholders.

         29. When they learned complete details of the proposed transaction with Fusion, Messrs. Tramontana, Rohrer, Kramer and Pedrani, and even Mr. Service, who had been appointed at Ms. May's request, constituting a majority of Bigmar's Board of Directors, were opposed to this proposed transaction because they believed it lacked a legitimate business purpose and that the terms were extremely disadvantageous to Bigmar.

         30. Further, upon information and belief, the Company's then counsel, Mr. Moya, who was hired at Ms. May's suggestion and has represented her family's interests in other transactions, advised that he had serious concerns with the form of agreement with Fusion he was asked to review.

         31. Ms. May defended this transaction on the grounds that the Company needed additional financing. Mr. Tramontana replied that Bigmar had a stable banking relationship with Banca and did not need funding from Fusion and that, in any event, the terms were unacceptable.

         32. Mr. Tramontana and other members of management had, in fact, already negotiated a favorable equity investment with Banca pursuant to which it agreed to invest up to Two Million Dollars in Bigmar in exchange for Four Million shares of the voting common stock of Bigmar, with an effective share purchase price of fifty cents a share.

         33. In defiance of the direction of the Chief Executive Officer of the Company, Ms. May continued to pursue negotiations of the transaction with Fusion on the terms to which Mr. Tramontana, other Bigmar management and a majority of the Board objected, told Mr. Moya to stop reviewing the agreement and interfered with Bigmar's ability to proceed with the equity investment negotiated with Banca by, among others, trying to block the appointment of the directors Banca had a right to select under the terms of existing financing which would put Bigmar in default of those obligations.

         34. Upon information and belief, in an effort to protect a fragile majority vote of the shareholders she was attempting to garner, Ms. May also prohibited the stock transfer agent from issuing 200,000 shares of common stock Bigmar had committed to issue to Mr. Pedrani pursuant to a Professional Consulting Services Agreement through which Mr. Pedrani had provided valuable strategic planning and proprietary technology service, and the 180,000 shares of common stock Bigmar had committed to issue to Mr. Service pursuant to a Professional Consulting Services Agreement through which Mr. Service provided various professional consulting services, including strategic planning and the negotiation of a valuable distribution agreement with Baxter AG.

         35. At this point, Ms. May's conduct became intolerable.

         36. At a duly noticed a special and emergency meeting of the Board held on or about November 16, 2001, the majority of Bigmar's Board of Directors, including Mr. Service, who was appointed at Ms. May's suggestion, voted, among others, to:

                  a. Remove Ms. May as President/Secretary, replacing her with Plaintiff Tramontana as acting President and Philippe Rohrer as interim Secretary;

                  b. Proceed with the arrangement for Banca to make a further investment in Bigmar; and

                  c. To increase the Board by two seats consistent with Bigmar's obligations to Banca.

The Board also appointed Christopher Efird and Frank DeLape as the Banca selected directors.

         37. On the following Monday, November 19, 2001, $1,000,000 was received into the corporate account from the Bank and, pursuant to the agreement with the Bank, Mr. Tramontana, in his capacity as Chief Executive Officer, instructed the transfer agent to issue 2 million shares of Bigmar stock to the Bank.

         38. By correspondence dated November 10, 2001, Mr. Tramontana demanded that Ms. May dissolve Jericho and that Bigmar shares presently held by Jericho be equally distributed between them.

         39. Defendant May refused to accept the decision of the Board of Directors to terminate her as President and Secretary, claiming without basis that its action was improper and continued to attempt to exercise the duties of the President and Secretary of the Company. Ms. May contacted both the transfer agent and Banca in an effort to stop the issuance of the shares.

         40. At the same time, on or about November 26, 2001, Ms. May submitted a Written Consent allegedly pursuant to Section 228 of the Delaware General Corporation Law to Bigmar, which on its face appeared to be executed by Ms. May, as the Managing Member of Jericho and GRQ, L.L.C., and by Janet Baldauf voting Jericho's 4,923,539 shares, GRQ's 166,666 shares and Ms. Baldorf's 333,333 shares to remove each of the plaintiffs as a director of the Company (the "November 26 Consent").

         41. Over ninety-five percent of the stock attempted to be voted in the November 26 Consent consisted of the stock purportedly voted on behalf of Jericho.

         42. However, the November 26 Consent did not, even if all of the shares identified therein were validly voted, represent the vote of a sufficient number of shares necessary to remove Bigmar's directors.

         43. In an apparent attempt to cure the deficiencies in the November 26 Consent, on or about November 28, 2001, Ms. May submitted a series of written consents, which were not only executed by Ms. May allegedly on behalf of Jericho, GRQ and Ms. Baldauf and purported to vote the shares of Jericho, GRQ and Ms. Baldauf, but also by Steve Martin, on behalf of Fusion and purported to vote 578,035 shares of Bigmar common stock that Ms. May apparently caused to be issued to Fusion (the "November 28 Consents") in an obvious race to seal the transaction before plaintiffs could obtain judicial relief, a naked attempt to advance her personal interests and to gain control of the corporation, and in blatant disregard of the obvious flaws in the transaction with Fusion.

         44. Upon information and belief, the terms of the proposed transaction provided for Fusion to provide a Ten Million Dollar ($10,000,000) "equity line of credit" but did not require Fusion to make this line of credit available unless Bigmar complied with various conditions that it would be difficult, if not impossible, to perform and, yet, required Bigmar to issue five hundred seventy-eight thousand thirty-five shares (578,035) of voting common stock to Fusion as a commitment fee which was nonrefundable if Bigmar failed to satisfy the conditions precedent to Fusion's obligation to provide the line of credit. There were numerous other inequities in this transaction including the ability to purchase shares on price terms that Fusion could easily manipulate, and to prevent the Company from entering into any other future priced agreements.

         45. The plaintiffs have objected to the November 16 and November 28 Consents on the grounds, among others, that they did not represent a sufficient number of the voting shares of the corporation to replace the directors, Ms. May lacked the authority to vote Jericho's shares in a manner inconsistent with Mr. Tramontana's interests, her action in voting these shares was void as a self dealing transaction and in breach of her fiduciary obligations, and Fusion's shares were illegally issued.

         46. Mr. Tramontana furthermore demanded that Ms. May provide him with a copy of any document, including any purported operating agreement for Jericho, which she claimed authorized her to vote Jericho's shares in the November 16 and/or November 28 Consents. Ms. May has failed to produce any documentation in response to this demand.

         47. Nevertheless, Ms. May has refused to acknowledge the invalidity of the November 16 and November 28 Consents and continues to attempt to act as the President of Bigmar.

         48. Ms. May's wrongful actions have deadlocked the management of Bigmar, placed the Company in peril of a default being declared under its loan agreements with Banca and present an immediate threat to Bigmar's continued viability.

                                     COUNT I
                                     -------


                      FOR AN ORDER UNDER SECTION 225 CONFIRMING
                 PLAINTIFFS TRAMONTANA, ROHRER, KRAMER, PEDRANI
                          AND SERVICE AS DIRECTORS AND
                 THAT THE NOVEMBER 26 CONSENT IS VOID AB INITIO
                 ----------------------------------------------

         49. Plaintiffs incorporate by reference, as if fully set forth herein, paragraphs 1 through 48 of this Complaint.

         50. The November 26 Consent was void ab initio, invalid and did not serve to remove plaintiffs as Bigmar directors because:

                  a. The November 26 Consent was not submitted on behalf of the necessary number of shareholder votes to replace the directors;

                  b. Ms. May lacked the authority to vote Jericho's shares;

                  c. Ms. May lacked the authority to vote Jericho's shares for her own personal benefit and in a manner inconsistent with Mr. Tramontana's interests and her fiduciary obligations to Bigmar;

                  d. Ms. May engaged in a self dealing transaction and breached her duty of loyalty and fiduciary duties to Jericho and its members in voting its shares in favor of terminating the plaintiff directors;

                  e. Ms. May improperly attempted to vote the two million, four hundred, sixty-one thousand, seven hundred sixty-nine and one half shares of which Mr. Tramontana is the beneficial owner by reason of his fifty percent interest in Jericho in a manner inconsistent with Mr. Tramontana's interests;

                  f. Ms. May caused the execution and the submission of the November 26 Consent after improperly and unlawfully acting to prevent Bigmar from issuing the voting stock to which plaintiffs Pedrani and Service and Banca were entitled, the issuance of which would have clearly deprived Ms. May (and the others who purportedly constituted a majority) of a majority;

                  g. Upon information and belief, Ms. May prevented Bigmar from issuing the voting stock to which plaintiffs Pedrani and Service and Banca were unquestionably entitled, and after Bigmar received the benefits of the services Messrs. Pedrani and Service provided and the funds Banca contributed in exchange for the voting stock, with knowledge of their rights to the stock and for the purpose of protecting the majority shareholder position she was attempting to secure and in order to facilitate her own personal interests and objectives; and/or

                  h. In preventing the issuance of the voting stock to which plaintiffs Pedrani and Service and Banca were unquestionably entitled, Ms May engaged in a self dealing transaction in violation of her fiduciary obligations to Bigmar.

         51. Pursuant to Section 225 of the Delaware Corporation Code, 8 Del. C.ss.225, this Court may and should confirm that plaintiffs, John Tramontana, Philippe, J.H. Rohrer, Bernard Kramer, Massimo Pedrani and Declan Service, are members of Bigmar's Board of Directors and the attempt to remove them from the Board was invalid and of no effect.

         52. Plaintiffs have no adequate remedy at law.

                                    COUNT II


                    FOR AN ORDER UNDER SECTION 225 CONFIRMING
                 PLAINTIFFS TRAMONTANA, ROHRER, KRAMER, PEDRANI
                          AND SERVICE AS DIRECTORS AND
                 THAT THE NOVEMBER 28 CONSENT IS VOID AB INITIO
                 ----------------------------------------------

         53. Plaintiffs incorporate by reference, as if fully set forth herein, paragraphs 1 through 52 of this Complaint.

         54. The November 28 Consent was void ab initio, invalid and did not serve to remove plaintiffs as Bigmar directors because:

                  a. The November 28 Consent was not submitted on behalf of the necessary number of shareholder votes to replace the directors;

                  b. Ms. May lacked the authority to vote Jericho's shares;

                  c. Ms. May lacked the authority to vote Jericho's shares for her own personal benefit and in a manner inconsistent with Mr. Tramontana's interests and her fiduciary obligations to Bigmar;

                  d. Ms. May engaged in a self dealing transaction and breached her duty of loyalty and fiduciary duties to Jericho and its members in voting its shares in favor of terminating the plaintiff directors;

                  e. Ms. May improperly attempted to vote the two million, four hundred, sixty-one thousand, seven hundred sixty-nine and one half shares of which Mr. Tramontana is the beneficial owner by reason of his fifty percent interest in Jericho in a manner inconsistent with Mr. Tramontana's interests;

                  f. Ms. May caused the execution and the submission of the November 28 Consent after improperly and unlawfully acting to prevent Bigmar from issuing the voting stock to which plaintiffs Pedrani and Service and Banca were entitled, the issuance of which would have clearly deprived Ms. May (and the others who purportedly constituted a majority) of a majority;

                  g. Upon information and belief, Ms. May prevented Bigmar from issuing the voting stock to which plaintiffs Pedrani and Service and Banca were unquestionably entitled, and after Bigmar received the benefits of the services Messrs. Pedrani and Service provided and the funds Banca contributed in exchange for the voting stock, with knowledge of their rights to the stock and for the purpose of protecting the majority shareholder position she was attempting to secure and in order to facilitate her own personal interests and objectives;

                  h. In preventing the issuance of the voting stock to which plaintiffs Pedrani and Service and Banca were unquestionably entitled, Ms May engaged in a self dealing transaction in violation of her fiduciary obligations to Bigmar;

                  i. The issuance of 578,035 shares of Bigmar stock to Fusion was invalid and, therefore, Fusion was not authorized to vote any shares in connection with the November 28 Consent;

                  j. The issuance of 578,035 shares of Bigmar stock to Fusion in the absence of consideration from Fusion for this stock was invalid and, therefore, the November 28 Consent was not submitted on behalf of the necessary number of shareholder votes to replace the directors; and/or

                  k. The transaction with Fusion was not approved by the Chief Executive Officer and Board of Directors of BigMar.

                                    COUNT III

                         FOR A DECLARATORY JUDGMENT THAT
                     THE NOVEMBER 26 CONSENT IS INVALID AND
                       PLAINTIFFS ARE DIRECTORS OF BIGMAR
                       ----------------------------------

         55. Plaintiffs incorporate by reference, as if fully set forth hereinafter, the allegations of paragraphs 1 through 54 of this Complaint.

         56. Plaintiffs are entitled to a declaratory judgment that the November 26 Consent is void, invalid and unenforceable and that, as a result, Efird, DeLape and Plaintiffs remain directors of Bigmar and are entitled to discharge all of the responsibilities of this office.

                                    COUNT IV

                         FOR A DECLARATORY JUDGMENT THAT
                     THE NOVEMBER 28 CONSENT IS INVALID AND
                       PLAINTIFFS ARE DIRECTORS OF BIGMAR
                       ----------------------------------

         57. Plaintiffs incorporate by reference, as if fully set forth hereinafter, the allegations of paragraphs 1 through 56 of this Complaint.

         58. Plaintiffs are entitled to a declaratory judgment that the November 28 Consent is void, invalid and unenforceable and that, as a result, Efird, DeLape and Plaintiffs remain directors of Bigmar and are entitled to discharge all of the responsibilities of this office.

                                     COUNT V


                     FOR A DECLARATORY JUDGMENT THAT MS. MAY
                         HAS BEEN TERMINATED AS BIGMAR'S
                             PRESIDENT AND SECRETARY
                             -----------------------

         59. Plaintiffs incorporate by reference, as if fully set forth hereinafter, the allegations of paragraphs 1 through 58 of this Complaint.

         60. The November 16, 2001 Special Meeting of the Board of Directors was duly noticed and properly held, and the board decision at that meeting to remove Ms. May as the President and Secretary was lawful and binding.

         61. Ms. May's continuing efforts to act as Bigmar's President and Secretary has and will disrupt and will continue to disrupt the management and operations of the Company and cause it irreparable harm.

         62. Pursuant to Section 225 of the Delaware Corporation Code, 8 Del. C.ss.225, this Court may and should confirm that Ms. May was terminated as the President and Secretary of the Company as of November 16, 2001 and that all actions she may have attempted to take on behalf of Bigmar thereafter are null and void.

         63. Plaintiffs are entitled to a declaratory judgment that Ms. May was terminated as the President and Secretary of the Company as of November 16, 2001 and that all actions she may have attempted to take on behalf of Bigmar thereafter are null and void.

         WHEREFORE, plaintiffs, John Tramontana, Philippe J.H. Rohrer, Bernard Kramer, Massimo Pedrani and Declan Service, demand judgment in their favor and against defendants, and for an order

                  a. Confirming and declaring that plaintiffs, John Tramontana, Philippe J.H. Rohrer, Bernard Kramer, Massimo Pedrani and Declan Service, Christopher Efird, and Frank DeLape remain directors of Bigmar, Inc. and are entitled to exercise all of the right and authority of a director of Bigmar;

                  b. Confirming and declaring that the November 16 and November 28 Consents are void, invalid and unenforceable; and

                  c. Confirming and declaring that defendant Cynthia R. May was validly removed as the President and Secretary of Bigmar.

                                                 COZEN O'CONNOR


                                                 /S/ Daniel V. Folt
                                                 -------------------------------
                                                 Daniel V. Folt
                                                 Chase Manhattan Centre
                                                 1201 North Market Street
                                                 Suite 1400
                                                 Wilmington, DE  19801
                                                 (302) 295-2057
OF COUNSEL
----------
Robert W. Hayes
COZEN O'CONNOR
The Atrium
1900 Market Street
Philadelphia, PA  19103

Dated: December ____, 2001